Exhibit 99.1

P R E S S A N N O U N C E M E N T

Investor Contact:	Press Contact:
Brian Flanagan	Erica Burns
Progress Software	Progress Software
+1 781 280 4817	+1 888 365 2779 (x3135)
flanagan@progress.com	erica.burns@progress.com

Progress Reports 2017 Fiscal Third Quarter Results and Increases Annual Guidance

Board of Directors Increases Share Repurchase Authorization to $250 Million

BEDFORD, MA, September 27, 2017 (BUSINESSWIRE) — Progress (NASDAQ: PRGS) today announced results for its fiscal third quarter ended August 31, 2017, which are consistent with the preliminary results it announced on September 12, 2017.

Revenue was $97.3 million during the quarter compared to $102.0 million in the same quarter last year, a year-over-year decrease of 5% on an actual currency basis and a constant currency basis. On a non-GAAP basis, revenue was $97.6 million during the quarter compared to $102.4 million in the same quarter last year, a decrease of 5% on an actual currency basis and a constant currency basis.

Additional financial highlights included:

On a GAAP basis in the fiscal third quarter of 2017:

•	Revenue was $97.3 million compared to $102.0 million in the same quarter in fiscal year 2016;

•	Income from operations was $20.3 million compared to $13.6 million in the same quarter last year;

•	Net income was $11.2 million compared to $7.6 million in the same quarter last year;

•	Diluted earnings per share was $0.23 compared to $0.15 in the same quarter last year; and

•	Cash from operations was $13.4 million compared to $19.7 million in the same quarter last year.

On a non-GAAP basis in the fiscal third quarter of 2017:

•	Revenue was $97.6 million compared to $102.4 million in the same quarter last year;

•	Income from operations was $35.7 million compared to $32.0 million in the same quarter last year;

•	Operating margin was 37% compared to 31% in the same quarter last year;

•	Net income was $23.0 million compared to $21.6 million in the same quarter last year;

•	Diluted earnings per share was $0.48 compared to $0.44 in the same quarter last year; and

•	Adjusted free cash flow was $18.3 million compared to $19.1 million in the same quarter last year.

Yogesh Gupta, CEO at Progress, said: “We are pleased with our better-than-expected revenue and earnings per share for the third quarter. Our strong financial performance can be traced directly to our continuing commitment to customer retention and to managing our business efficiently and profitably. Over the past nine months, our new management team has made excellent strides in executing on our business strategy, which we believe will create even greater value for all shareholders.”

Paul Jalbert, CFO at Progress, said: “Our Q3 and year-to-date results have enabled us to again increase our full-year estimates for revenue, operating margin, earnings per share and adjusted free cash flow. Going forward, we will continue to manage our business efficiently, strengthening and optimizing our core business. Through our recently increased dividend and share repurchase authorization, we have also enhanced our capital allocation strategy to return more operating cash flow to shareholders.”

Other fiscal third quarter 2017 metrics and recent results included:

•	Cash, cash equivalents and short-term investments were $191.3 million at the end of the quarter;

•	DSO was 48 days, compared to 49 days in the fiscal third quarter of 2016 and 42 days in the fiscal second quarter of 2017;

•	Progress repurchased 0.6 million shares for $19.0 million during the fiscal third quarter of 2017; and

•
On September 6, 2017, our Board of Directors declared a quarterly dividend of $0.14 per share of common stock that will be paid on December 15, 2017 to shareholders of record as of the close of business on December 1, 2017. This represents an increase of 12% to our quarterly dividend.

Share Repurchase Program

Progress also announced today that its Board of Directors has increased the total share repurchase authorization from the $91 million remaining on the previous authorization to $250 million. Progress' intent is to utilize $150 million of this authorization by the end of fiscal year 2018, and the total amount by the end of fiscal year 2019.

Business Outlook

Progress provides the following updated guidance for the fiscal year ending November 30, 2017 and the fourth fiscal quarter ending November 30, 2017:

(In millions, except percentages and per share amounts)	FY 2017 GAAP	FY 2017 Non-GAAP	Q4 2017 GAAP	Q4 2017 Non-GAAP
Revenue	$393 - $396	$394 - $397	$112 - $115	$112 - $115
Diluted earnings per share	$0.74 - $0.78	$1.82 - $1.85	$0.33 - $0.36	$0.58 - $0.61
Operating margin	18%	35%	*	*
Operating cash flows / adjusted free cash flow	$89 - $94	$105 - $110	*	*
Effective tax rate	44%	33% - 34%	*	*
*We do not provide guidance for this financial measure.

Progress' fiscal 2017 financial guidance is based on current exchange rates. The positive currency translation impact on Progress' fiscal year 2017 business outlook compared to 2016 exchange rates is approximately $1.0 million on non-GAAP revenue. The currency translation impact on the fiscal 2017 non-GAAP earnings per share guidance is not meaningful. The positive currency translation impact on Progress' fiscal Q4 2017 business outlook compared to 2016 exchange rates on non-GAAP revenue and non-GAAP earnings per share is approximately $2.0 million to $3.0 million and $0.01, respectively. To the extent that there are further changes in exchange rates versus the current environment, this may have an additional impact on Progress' business outlook.

Conference Call

The Progress quarterly investor conference call to review its fiscal third quarter of 2017 will be broadcast live at 5:00 p.m. ET on Wednesday, September 27, 2017 and can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-877-741-4248, pass code 3051139. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Non-GAAP Financial Information

Progress provides non-GAAP supplemental information to its financial results.

We use this non-GAAP information to evaluate our period-over-period operating performance because our management believes the information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as a greater understanding of the results from the primary operations of our business, by excluding the effects of certain items that do not reflect the ordinary earnings of our operations. Management also uses this non-GAAP financial information to establish budgets and operational goals, which are communicated internally and externally, evaluate performance, and allocate resources. In addition, compensation of our executives and non-executive employees is based in part on the performance of our business evaluated using this same non-GAAP information.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables below and is available on the Progress website at www.progress.com within the investor relations section.

As described in more detail below, non-GAAP revenue, non-GAAP costs of sales and operating expenses, non-GAAP income from operations and operating margin, non-GAAP net income, and non-GAAP diluted earnings per share exclude the effect of purchase accounting on the fair value of acquired deferred revenue, amortization of acquired intangible assets, stock-based compensation expense, restructuring charges, acquisition-related expenses, certain identified non-operating gains and losses, and the related tax effects of the preceding items. We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment and capitalized software development costs, plus restructuring payments.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•
Acquisition-related revenue - In all periods presented, we include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. The acquisition-related revenue relates to Telerik, which we acquired on December 2, 2014, and Kinvey, which we acquired on June 1, 2017. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we expect to incur these adjustments in connection with any future acquisitions.

•
Amortization of acquired intangibles - In all periods presented, we exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired.

•
Impairment of acquired intangibles - In the third quarter of fiscal year 2016, we exclude an impairment charge applicable to acquired intangible assets because such expense distorts trends and is not part of our core operating results. Such impairment charges are inconsistent in amount and frequency and we believe that eliminating these amounts, when significant and not reflective of ongoing business and operating results, facilitates a more meaningful evaluation of our current operating performance and comparisons to our operating performance in other periods.

•
Stock-based compensation - In all periods presented, we exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans. Stock-based compensation will continue in future periods.

•	Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results.

•
Acquisition-related and transition expenses - In all periods presented, we exclude acquisition-related expenses because those expenses distort trends and are not part of our core operating results. In recent years, we have completed a number of acquisitions, which result in our incurring operating expenses which would not otherwise have been incurred. By excluding certain transition, integration and other acquisition-related expense items in connection with acquisitions, this provides more meaningful comparisons of the financial results to our historical operations and forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.

•	Income tax adjustment - In all periods presented, we adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency

Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, if the local currencies of our foreign subsidiaries strengthen, our consolidated results stated in U.S. dollars are positively impacted.

As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation:

(1) Economic, geopolitical and market conditions, including the uncertain economic environment in Europe as a result of the Brexit vote, and the continued difficult economic environment in Brazil and other parts of the world, can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (2) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts. (3) Our ability to successfully manage transitions to new business models and markets, including an increased emphasis on a cloud and subscription strategy, may not be successful. (4) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our existing products and services in a timely manner to meet market demand, partners and customers may not purchase new software licenses or subscriptions or purchase or renew support contracts. (5) We depend upon our extensive partner channel and we may not be successful in retaining or expanding our relationships with channel partners. (6) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (7) If the security measures for our software, services or other offerings are compromised or subject to a successful cyber-attack, or if such offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure. (8) We have made acquisitions, and may make acquisitions in the future, and those acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2016. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Progress (NASDAQ: PRGS) offers the leading platform for developing and deploying mission-critical business applications. Progress empowers enterprises and ISVs to build and deliver cognitive-first applications that harness big data to derive business insights and competitive advantage. Progress offers leading technologies for easily building powerful user interfaces across any type of device, a reliable, scalable and secure backend platform to deploy modern applications, leading data connectivity to all sources, and award-winning predictive analytics that brings the power of machine learning to any organization. Over 1,700 independent software vendors, 100,000 enterprise customers, and 2 million developers rely on Progress to power their applications. Learn about Progress at www.progress.com or +1-800-477-6473.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2017	August 31, 2016	% Change	August 31, 2017	August 31, 2016	% Change
Revenue:
Software licenses	$28,529	$33,624	(15)%	$78,443	$86,366	(9)%
Maintenance and services	68,781	68,394	1%	203,050	201,251	1%
Total revenue	97,310	102,018	(5)%	281,493	287,617	(2)%
Costs of revenue:
Cost of software licenses	1,337	1,424	(6)%	4,347	4,139	5%
Cost of maintenance and services	10,970	11,825	(7)%	32,724	33,217	(1)%
Amortization of acquired intangibles	5,768	3,940	46%	14,129	11,818	20%
Total costs of revenue	18,075	17,189	5%	51,200	49,174	4%
Gross profit	79,235	84,829	(7)%	230,293	238,443	(3)%
Operating expenses:
Sales and marketing	23,159	29,852	(22)%	70,116	88,648	(21)%
Product development	19,620	21,706	(10)%	55,745	65,800	(15)%
General and administrative	11,164	11,411	(2)%	33,338	36,055	(8)%
Amortization of acquired intangibles	3,319	3,186	4%	9,721	9,556	2%
Impairment of intangible assets	—	5,051	(100)%	—	5,051	(100)%
Restructuring expenses	923	(36)	2,664%	18,724	229	8,076%
Acquisition-related expenses	751	53	1,317%	844	449	88%
Total operating expenses	58,936	71,223	(17)%	188,488	205,788	(8)%
Income from operations	20,299	13,606	49%	41,805	32,655	28%
Other (expense) income, net	(1,400)	(1,288)	(9)%	(4,299)	(4,474)	4%
Income before income taxes	18,899	12,318	53%	37,506	28,181	33%
Provision for income taxes	7,727	4,742	63%	16,518	10,114	63%
Net income	$11,172	$7,576	47%	$20,988	$18,067	16%

Earnings per share:
Basic	$0.23	$0.16	44%	$0.43	$0.36	19%
Diluted	$0.23	$0.15	53%	$0.43	$0.36	19%
Weighted average shares outstanding:
Basic	48,071	48,611	(1)%	48,342	49,765	(3)%
Diluted	48,370	49,135	(2)%	48,631	50,310	(3)%

Cash dividends declared per common share	$0.125	$—	100%	$0.250	$—	100%

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	August 31, 2017	November 30, 2016
Assets
Current assets:
Cash, cash equivalents and short-term investments	$191,316	$249,754
Accounts receivable, net	51,860	65,678
Other current assets	18,451	20,621
Total current assets	261,627	336,053
Property and equipment, net	43,283	50,105
Goodwill and intangible assets, net	417,690	358,894
Other assets	3,216	9,775
Total assets	$725,816	$754,827
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$59,530	$59,778
Current portion of long-term debt	14,643	15,000
Short-term deferred revenue	131,932	128,960
Total current liabilities	206,105	203,738
Long-term deferred revenue	8,774	8,801
Long-term debt	108,303	120,000
Other long-term liabilities	11,032	15,659
Shareholders’ equity:
Common stock and additional paid-in capital	246,628	239,496
Retained earnings	144,974	167,133
Total shareholders’ equity	391,602	406,629
Total liabilities and shareholders’ equity	$725,816	$754,827

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2017	August 31, 2016	August 31, 2017	August 31, 2016
Cash flows from operating activities:
Net income	$11,172	$7,576	$20,988	$18,067
Depreciation and amortization	11,476	9,887	31,324	29,796
Stock-based compensation	4,296	5,779	9,559	19,009
Other non-cash adjustments	(1,217)	2,803	3,354	3,780
Changes in operating assets and liabilities	(12,285)	(6,397)	7,946	(1,742)
Net cash flows from operating activities	13,442	19,648	73,171	68,910
Capital expenditures	(342)	(1,130)	(865)	(3,747)
Repurchases of common stock, net of issuances	(16,768)	(10,832)	(36,691)	(63,341)
Dividend payments to shareholders	(6,035)	—	(18,151)	—
Payments for acquisitions, net of cash acquired	(48,879)	—	(77,149)	—
Payment of long-term debt	(3,750)	(1,875)	(11,250)	(7,500)
Other	8,566	(2,236)	12,497	(2,917)
Net change in cash, cash equivalents and short-term investments	(53,766)	3,575	(58,438)	(8,595)
Cash, cash equivalents and short-term investments, beginning of period	245,082	229,109	249,754	241,279
Cash, cash equivalents and short-term investments, end of period	$191,316	$232,684	$191,316	$232,684

RESULTS OF OPERATIONS BY SEGMENT

	Three Months Ended			Nine Months Ended
(In thousands)	August 31, 2017	August 31, 2016	% Change	August 31, 2017	August 31, 2016	% Change
Segment revenue:
OpenEdge	$68,135	$67,534	1%	$198,533	$198,595	—%
Data Connectivity and Integration	8,987	14,251	(37)%	22,911	30,852	(26)%
Application Development and Deployment	20,188	20,233	—%	60,049	58,170	3%
Total revenue	97,310	102,018	(5)%	281,493	287,617	(2)%
Segment costs of revenue and operating expenses:
OpenEdge	18,374	18,180	1%	52,538	53,539	(2)%
Data Connectivity and Integration	2,200	2,828	(22)%	6,531	8,863	(26)%
Application Development and Deployment	6,369	11,021	(42)%	19,896	29,555	(33)%
Total costs of revenue and operating expenses	26,943	32,029	(16)%	78,965	91,957	(14)%
Segment contribution:
OpenEdge	49,761	49,354	1%	145,995	145,056	1%
Data Connectivity and Integration	6,787	11,423	(41)%	16,380	21,989	(26)%
Application Development and Deployment	13,819	9,212	50%	40,153	28,615	40%
Total contribution	70,367	69,989	1%	202,528	195,660	4%
Other unallocated expenses (1)	50,068	56,383	(11)%	160,723	163,005	(1)%
Income from operations	20,299	13,606	49%	41,805	32,655	28%
Other (expense) income, net	(1,400)	(1,288)	(9)%	(4,299)	(4,474)	4%
Income before provision for income taxes	$18,899	$12,318	53%	$37,506	$28,181	33%

(1) The following expenses are not allocated to our segments as we manage and report our business in these functional areas on a consolidated basis only: product development, corporate marketing, administration, amortization of acquired intangibles, stock-based compensation, restructuring, and acquisition related expenses.

SUPPLEMENTAL INFORMATION

Revenue by Type

(In thousands)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
License	$33,624	$48,497	$24,322	$25,592	$28,529
Maintenance	60,368	60,188	59,138	59,898	60,536
Services	8,026	9,039	7,510	7,723	8,245
Total revenue	$102,018	$117,724	$90,970	$93,213	$97,310

Revenue by Region

(In thousands)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
North America	$58,275	$68,471	$50,305	$51,430	$55,703
EMEA	32,719	35,301	29,844	30,646	31,830
Latin America	4,667	8,407	5,023	5,637	5,009
Asia Pacific	6,357	5,545	5,798	5,500	4,768
Total revenue	$102,018	$117,724	$90,970	$93,213	$97,310

Revenue by Segment

(In thousands)	Q3 2016	Q4 2016	Q1 2017	Q2 2017	Q3 2017
OpenEdge	$67,534	$77,672	$64,508	$65,890	$68,135
Data Connectivity and Integration	14,251	17,157	6,828	7,096	8,987
Application Development and Deployment	20,233	22,895	19,634	20,227	20,188
Total revenue	$102,018	$117,724	$90,970	$93,213	$97,310

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - QTD

	Three Months Ended				% Change
(In thousands, except per share data)	August 31, 2017		August 31, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$97,310		$102,018
Acquisition-related revenue (1)	313		405
Non-GAAP revenue	$97,623	100%	$102,423	100%	(5)%

Adjusted gross margin:
GAAP gross margin	$79,235	81%	$84,829	83%
Amortization of acquired intangibles	5,768	7%	3,940	4%
Stock-based compensation (2)	239	—%	223	—%
Acquisition-related revenue (1)	313	—%	405	—%
Non-GAAP gross margin	$85,555	88%	$89,397	87%	(4)%

Adjusted operating expenses:
GAAP operating expenses	$58,936	61%	$71,223	70%
Amortization and impairment of acquired intangibles	(3,319)	(3)%	(8,237)	(8)%
Restructuring expenses and other	(923)	(1)%	36	—%
Acquisition-related expenses	(751)	(1)%	(53)	—%
Stock-based compensation (2)	(4,057)	(5)%	(5,556)	(6)%
Non-GAAP operating expenses	$49,886	51%	$57,413	56%	(13)%

Adjusted income from operations:
GAAP operating income	$20,299	21%	$13,606	13%
Amortization and impairment of acquired intangibles	9,087	10%	12,177	12%
Restructuring expenses and other	923	1%	(36)	—%
Stock-based compensation (2)	4,296	4%	5,779	6%
Acquisition-related	1,064	1%	458	—%
Non-GAAP income from operations	$35,669	37%	$31,984	31%	12%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.23		$0.15
Amortization and impairment of acquired intangibles	0.19		0.25
Restructuring expenses and other	0.02		—
Stock-based compensation (2)	0.09		0.12
Acquisition-related	0.02		0.01
Provision for income taxes	(0.07)		(0.09)
Non-GAAP diluted earnings per share	$0.48		$0.44		9%

Non-GAAP weighted avg shares outstanding - diluted	48,370		49,135		(2)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$239		$223
Sales and marketing	808		751
Product development	1,645		2,524
General and administrative	1,604		2,281
Operating Expenses	4,057		5,556
Total	$4,296		$5,779

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YTD

	Nine Months Ended				% Change
(In thousands, except per share data)	August 31, 2017		August 31, 2016		Non-GAAP
Adjusted revenue:
GAAP revenue	$281,493		$287,617
Acquisition-related revenue (1)	759		1,726
Non-GAAP revenue	$282,252	100%	$289,343	100%	(2)%

Adjusted gross margin:
GAAP gross margin	$230,293	82%	$238,443	83%
Amortization of acquired intangibles	14,129	5%	11,818	4%
Stock-based compensation (2)	790	—%	599	—%
Acquisition-related revenue (1)	759	—%	1,726	—%
Non-GAAP gross margin	$245,971	87%	$252,586	87%	(3)%

Adjusted operating expenses:
GAAP operating expenses	$188,488	67%	$205,788	71%
Amortization and impairment of acquired intangibles	(9,721)	(3)%	(14,607)	(6)%
Restructuring expenses and other	(18,560)	(8)%	(229)	—%
Acquisition-related expenses	(844)	—%	(449)	—%
Stock-based compensation (2)	(8,769)	(3)%	(18,410)	(6)%
Non-GAAP operating expenses	$150,594	53%	$172,093	59%	(12)%

Adjusted income from operations:
GAAP operating income	$41,805	15%	$32,655	11%
Amortization and impairment of acquired intangibles	23,850	8%	26,425	9%
Restructuring expenses and other	18,560	7%	229	—%
Stock-based compensation (2)	9,559	3%	19,009	7%
Acquisition-related	1,603	1%	2,175	1%
Non-GAAP income from operations	$95,377	34%	$80,493	28%	18%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.43		$0.36
Amortization and impairment of acquired intangibles	0.49		0.53
Restructuring expenses and other	0.38		—
Stock-based compensation (2)	0.20		0.38
Acquisition-related	0.03		0.04
Provision for income taxes	(0.29)		(0.28)
Non-GAAP diluted earnings per share	$1.24		$1.03		20%

Non-GAAP weighted avg shares outstanding - diluted	48,631		50,310		(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

(2) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$790		$599
Sales and marketing	1,371		2,792
Product development	2,699		7,600
General and administrative	4,699		8,018
Operating Expenses	8,769		18,410
Total	$9,559		$19,009

OTHER NON-GAAP FINANCIAL MEASURES - QTD

Revenue by Type

(In thousands)	Q3 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$28,529	$38	$28,567
Maintenance	60,536	116	60,652
Services	8,245	159	8,404
Total revenue	$97,310	$313	$97,623

Revenue by Region

(In thousands)	Q3 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$55,703	$313	$56,016
EMEA	31,830	—	31,830
Latin America	5,009	—	5,009
Asia Pacific	4,768	—	4,768
Total revenue	$97,310	$313	$97,623

Revenue by Segment

(In thousands)	Q3 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$68,135	$159	$68,294
Data Connectivity and Integration	8,987	—	8,987
Application Development and Deployment	20,188	154	20,342
Total revenue	$97,310	$313	$97,623

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	Q3 2017	Q3 2016	% Change
Cash flows from operations	$13,442	$19,648	(32)%
Purchases of property and equipment	(342)	(1,130)	(70)%
Free cash flow	13,100	18,518	(29)%
Add back: restructuring payments	5,241	542	867%
Adjusted free cash flow	$18,341	$19,060	(4)%

OTHER NON-GAAP FINANCIAL MEASURES - YTD

Revenue by Type

(In thousands)	YTD 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
License	$78,443	$137	$78,580
Maintenance	179,572	463	180,035
Services	23,478	159	23,637
Total revenue	$281,493	$759	$282,252

Revenue by Region

(In thousands)	YTD 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
North America	$157,438	$759	$158,197
EMEA	92,320	—	92,320
Latin America	15,669	—	15,669
Asia Pacific	16,066	—	16,066
Total revenue	$281,493	$759	$282,252

Revenue by Segment

(In thousands)	YTD 2017	Non-GAAP Adjustment (1)	Non-GAAP Revenue
OpenEdge	$198,533	$159	$198,692
Data Connectivity and Integration	22,911	—	22,911
Application Development and Deployment	60,049	600	60,649
Total revenue	$281,493	$759	$282,252

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Adjusted Free Cash Flow

(In thousands)	YTD 2017	YTD Q3 2016	% Change
Cash flows from operations	$73,171	$68,910	6%
Purchases of property and equipment	(865)	(3,747)	(77)%
Free cash flow	72,306	65,163	11%
Add back: restructuring payments	16,871	3,024	458%
Adjusted free cash flow	$89,177	$68,187	31%

Non-GAAP Bookings from Application Development and Deployment Segment

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017	Q3 2017
GAAP revenue	$18,752	$19,185	$20,233	$22,895	$81,065	$19,634	$20,226	$20,185
Add: change in deferred revenue
Beginning balance	49,252	49,237	51,693	51,736	49,252	52,971	51,298	52,400
Ending balance	49,237	51,693	51,736	52,971	52,971	51,298	52,400	52,615
Change in deferred revenue	(15)	2,456	43	1,235	3,719	(1,673)	1,102	215
Non-GAAP bookings	$18,737	$21,641	$20,276	$24,130	$84,784	$17,961	$21,328	$20,400

SaaS Revenue (Hosted Services) from Application Development and Deployment Segment

(In thousands)	Q1 2016	Q2 2016	Q3 2016	Q4 2016	FY 2016	Q1 2017	Q2 2017	Q3 2017
SaaS Revenue - Application Development and Deployment	$1,071	$1,079	$1,160	$1,163	$4,473	$963	$854	$799

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited)

Fiscal Year 2017 Revenue Growth Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2016	November 30, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$405.3	$393.0	(3)%	$396.0	(2)%
Acquisition-related adjustments - revenue (1)	2.1	1.0	(52)%	1.0	(52)%
Non-GAAP revenue	$407.4	$394.0	(3)%	$397.0	(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Fiscal Year 2017 Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2017
(In millions)	Low	High
GAAP income from operations	$70.1	$72.8
GAAP operating margins	18%	18%
Acquisition-related revenue	1.0	1.0
Acquisition-related expense	0.8	0.8
Stock-based compensation	14.3	14.3
Restructuring expense and other	19.5	18.7
Amortization of intangibles	33.0	33.0
Total adjustments	68.6	67.8
Non-GAAP income from operations	$138.7	$140.6
Non-GAAP operating margin	35%	35%

Fiscal Year 2017 Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2017
(In millions, except per share data)	Low	High
GAAP net income	$36.1	$37.6
Adjustments (from previous table)	68.6	67.8
Income tax adjustment (2)	(16.3)	(15.5)
Non-GAAP net income	$88.4	$89.9

GAAP diluted earnings per share	$0.74	$0.78
Non-GAAP diluted earnings per share	$1.82	$1.85

Diluted weighted average shares outstanding	48.5	48.5

(2) Tax adjustment is based on a non-GAAP effective tax rate of 34% for Low and 33% for High, calculated as follows:
Non-GAAP income from operations	$138.7	$140.6
Other (expense) income, net	(5.6)	(5.6)
Non-GAAP income from continuing operations before income taxes	133.1	135.0
Non-GAAP net income	88.4	89.9
Tax provision	$44.7	$45.1
Non-GAAP tax rate	34%	33%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2017 GUIDANCE
(Unaudited)

Fiscal Year 2017 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2017
(In millions)	Low	High
Cash flows from operations (GAAP)	$89	$94
Purchases of property and equipment	(3)	(2)
Add back: restructuring payments	19	18
Adjusted free cash flow (non-GAAP)	$105	$110

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2017 GUIDANCE
(Unaudited)

Q4 2017 Revenue Growth Guidance
	Three Months Ended	Three Months Ending
	November 30, 2016	November 30, 2017
(In millions)		Low	% Change	High	% Change
GAAP revenue	$117.7	$111.8	(5)%	$114.8	(2)%
Acquisition-related adjustments - revenue (1)	0.3	0.2	(33)%	0.2	(33)%
Non-GAAP revenue	$118.0	$112.0	(5)%	$115.0	(3)%

(1) Acquisition-related revenue constitutes revenue reflected as pre-acquisition deferred revenue that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. Since GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. Note that acquisition-related revenue adjustments relate to Progress' OpenEdge and Application Development and Deployment business segments for Kinvey and Telerik, respectively.

Q4 2017 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2017
	Low	High
GAAP diluted earnings per share	$0.33	$0.36
Acquisition-related revenue	0.01	0.01
Stock-based compensation	0.10	0.10
Amortization of intangibles	0.19	0.19
Total adjustments	0.30	0.30
Income tax adjustment	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.58	$0.61